Exhibit 32.2

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANNES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Peoples First, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Susan H. Reeves, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted to Section 906 of the Sarbannes-Oxley
Act of 2002, that:

          (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
               Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                              BY:  Susan H. Reeves
                                   -----------------------------
                                   Susan H. Reeves
                                   Senior Vice President and
                                     Chief Financial Officer

                                   August 13, 2003